EXHIBIT 16
                             POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of MONEY MARKET OBLIGATIONS TRUST and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE



/s/John F. Donahue            Chairman and Trustee       August 28, 1996
John F. Donahue                (Chief Executive Officer)
/s/J. Christopher Donahue     President                   August 28, 1996
J. Christopher Donahue        and Trustee



/s/John W. McGonigle          Treasurer and               August 28, 1996
John W. McGonigle             Executive Vice
                              President
                              (Principal Financial and
                                Accounting Officer)


/s/Thomas G. Bigley           Trustee                    August 28, 1996
Thomas G. Bigley



/s/John T. Conroy, Jr.        Trustee                    August 28, 1996
John T. Conroy, Jr.


/s/William J. Copeland        Trustee                    August 28, 1996



/s/James E. Dowd              Trustee                    August 28, 1996
James E. Dowd


SIGNATURES                    TITLE                          DATE
/s/Lawrence D. Ellis, M.D.    Trustee             August 28, 1996
Lawrence D. Ellis, M.D.



/s/Edward L. Flaherty, Jr.    Trustee             August 28, 1996
Edward L. Flaherty, Jr.



/s/Peter E. Madden            Trustee             August 28, 1996
Peter E. Madden



/s/Gregor F. Meyer            Trustee             August 28, 1996
Gregor F. Meyer



/s/John E. Murray, Jr.        Trustee             August 28, 1996
John E. Murray, Jr.



/s/Wesley W. Posvar           Trustee             August 28, 1996
Wesley W. Posvar



/s/Marjorie P. Smuts          Trustee             August 28, 1996
Marjorie P. Smuts



Sworn to and subscribed before me this 28th day of August, 1996




/s/Marie M. Hamm
                               Notarial Seal
                       Marie M. Hamm, Notary Public
                       Pittsburgh, Allegheny County
                   My Commission Expires Sept. 16, 1996
                Member, Pennsylvania Association of Notaries